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                                                                    Exhibit 23.1

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the managers of AmeriCredit Automobile Receivables Trust 1999-A:

     In our opinion, the accompanying balance presents fairly, in all material respects, the financial position of AmeriCredit Automobile Receivables Trust 1999-A as of February 11, 1999, in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Trust's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas
February 11, 1999

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